DIRECTORY OF CLASSES

                        REPRESENTATION AGREEMENT

                           September 13, 1996


          The parties to this agreement are American Passage
Media Corporation, a Washington corporation ("Publisher"), and
American Passage Media, Inc., a Delaware corporation
("Representative").

          Pursuant to an Asset Purchase Agreement dated September
13, 1996, Publisher has today sold to Representative substantially all of its business and assets relating to sales and marketing activities involving the high school and college student markets, excluding the business of publishing and distributing Directory of Classes (the "Periodical"), but including the right to sell national advertising for the Periodical.

          This agreement sets forth the terms upon which Representative shall serve as the exclusive national advertising representative for the Periodical.

          It is agreed as follows:

          1.   Exclusive Representation.

          Publisher appoints Representative as the exclusive representative for the sale of national advertising in the Periodical. Advertising customarily regarded as local and regional is excluded from this agreement. Publisher shall make available for national advertising various positions in each issue of the Periodical, including Publisher-produced inserts and cards and advertiser-supplied inserts and cards and, to the extent not sold prior to receipt of an insertion order from Representative, the inside front cover and the inside back cover. Publisher shall make available for national advertising such additional positions as may be required to enable Representative to maximize sales of national advertising for the Periodical, except to the extent that in any instance Publisher determines that making available such a position would jeopardize its relationship with a particular school. Publisher shall not place any national advertisements in the Periodical except upon orders submitted by Representative.

          2.   Commission.

               (a)  Representative shall be entitled to
commissions on net national advertising sales ("Sales") in amounts equal to 20% of the total Sales, plus an additional 1% of the total Sales for each $20,000 of Sales in excess of $800,000, in each twelve month period during the term of this agreement, up to maximum commissions for any twelve month period equal to 30% of total Sales. For this purpose, the term "net national advertising sales" means gross billings less agency commissions, extraordinary charges for bindery production, BRC printing and freight charges (except to the extent that those charges exceed the actual out-of-pocket cost of the production, printing or freight), and any cash discounts, where earned.

               (b) Representative shall use its best efforts consistent with industry practice to invoice and collect on advertising payments. Not later than the 15th and 30th day of each calendar month Representative shall remit to Publisher all amounts collected by it during the preceding fifteen days, less the amount of Representative's commission; each payment shall be accompanied by a statement showing the total amount collected and specifying in reasonable detail the computation of the commission payable to Representative. Publisher shall use reasonable efforts to assist in collection and promptly shall remit to Representative the commission due to Representative with respect to any payments Publisher receives from advertisers or agencies. Representative shall not be entitled to any commission with respect to unpaid advertising.

          3.   Duties of Representative.

               (a) Representative shall use its best efforts to solicit and sell national advertising space in the Periodical. Representative shall seek to solicit advertising from individuals and entities of financial integrity, but shall not be responsible for uncollected or uncollectible accounts except that, if payment is not made for any advertisement published pursuant to an insertion order submitted by Representative, Representative shall reimburse Publisher for its direct out-of-pocket mechanical costs incurred in connection with the publication of that advertisement. All advertising solicited by Representative shall be subject to the policies, terms and conditions, published rates and advertising levels established by Publisher and shall be subject to acceptance by Publisher in accordance with its established procedure. Representative shall maintain payment terms consistent with Publisher's past practices and, in the absence of a bona fide dispute with an advertiser or agency, Representative shall not take any action that would result in deferral or delay of advertising payments from any advertiser. Representative shall submit to Publisher for prior approval all proposals prepared for advertisers containing any merchandising or sponsorship participation.

               (b) Representative acknowledges that Publisher is required to obtain approval for all advertising in advance of publication from the registrars' offices of all participating colleges and Representative shall assist Publisher in complying with this requirement.

               (c) Representative shall keep complete records of all sales calls and shall provide Publisher with information regarding its sales calls upon Publisher's request.

          4.   Publisher's Obligations.

               (a)  Publisher shall make available to
Representative all information available to it with respect to prospective national advertisers and shall refer to Representative all inquiries and requests with respect to national advertising in the Periodical.

               (b) Publisher shall provide to Representative, at no cost to Representative, copies of the Periodical and all available promotional aids, including rate cards, media kits and research information. Publisher shall work with Representative in developing any new sales materials, media kits, etc., and any such materials developed by Representative shall require Publisher's written approval.

               (c)  Publisher shall provide to national
advertisers make-goods for unsatisfactory advertisements that result from publishing or manufacturing errors.

          5. Expenses. Representative shall bear all expenses incurred by it in connection with its solicitation and sale of advertising space in the Periodical, including, but not limited to, travel, entertainment and telephone. If Publisher in writing requests Representative to travel, attend trade shows, conventions or sales meetings, or perform other services not in the normal course of its duties, Publisher shall reimburse Representative for its reasonable expenses incurred in that connection, upon submission of appropriate documentation.

          6. Conflicts of Interest. During the term of this agreement, Representative shall not represent any directory-type publication that directly competes for advertising sales with the Periodical in the college student market, unless disclosed in writing and agreed to by Publisher.

          7.   Term and Performance Requirements.

               (a) Except as otherwise provided in this section 7, Representative's appointment as exclusive representative for the sale of national advertising shall be in effect for a period of eight years and may be renewed by Representative for additional periods of one year each by notice given to Publisher not later than six months prior to the expiration of the initial eight year term or three months prior to the expiration of any renewal year. Representative shall not have the right to renew, however, unless it has achieved the Minimum Sales Level referred to in section 7(b) for the year preceding the year during which the notice of renewal is given.

               (b) Representative's appointment as exclusive representative for the sale of national advertising may be terminated by Publisher by notice given to Representative within thirty days after each anniversary of the date of this agreement (including during any renewal period), commencing with the second anniversary, if Representative's total Sales for the twelve-month period or the twenty-four month period preceding that anniversary were less than the respective "Minimum Sales Levels" for those periods. The Minimum Sales Level for the twelve month period preceding any anniversary initially shall be $400,000 and the Minimum Sales Level for the twenty-four month period preceding any anniversary initially shall be $1 million, and each of those amounts shall be (i) proportionately decreased as of each anniversary (commencing with the first anniversary) to the extent that the aggregate rate base for all issues published during the preceding twelve-month period was less than 4,000,000 and (ii) increased by 5% on each anniversary (commencing with the first anniversary), except that there shall be no increase on any anniversary unless the Periodical's rate base with respect to each issue published during the preceding twelve-month period was equal to or greater than 1,000,000.

               (c) Representative's appointment as exclusive representative for the sale of national advertising may be terminated by Representative at any time during the initial term upon six months notice to Publisher and may be terminated by Representative at any time during any renewal term upon three months notice to Publisher.

               (d) Representative's appointment as exclusive representative for the sale of national advertising may be terminated by either party by notice given to the other if the other has breached a material provision of this agreement and failed to cure the breach within 30 days after notice of the breach given to it by the terminating party.

               (e) If Representative's appointment as exclusive representative for the sale of national advertising is terminated by either party, other than pursuant to section 7(d), Representative shall continue to be entitled to receive commissions on all insertion orders on hand or contracts in force on the effective date of termination.

          8.   Representative's Rights Upon Sale or
Discontinuance of Periodical.

               (a) If at any time Publisher wishes to sell all or substantially all of the assets and business of the Periodical, Publisher shall give notice to Representative of the proposed sale and Purchaser shall have the right to make an offer to purchase the assets and business by notice (setting forth the proposed purchase price and other terms of the purchase) given to Publisher at any time within 30 days after the date Publisher's notice is given. If Representative does not make an offer within that 30 day period, Publisher may sell the assets and business to an unrelated third party at any price and on any terms. If Representative does make an offer within that 30 day period, Publisher may only sell the assets and business to an unrelated third party at a price and on terms more favorable to Publisher than the price and terms specified in Representative's offer. If a sale to a third party pursuant to this section is not consummated within 120 days following the notice to Representative, Publisher may not sell all or substantially all of the assets and business of the Periodical to a third party unless it again complies with the provisions of this section 8(a).

               (b) Notwithstanding the provisions of section 8(a), Publisher may not sell the assets and business of the Periodical to a third party unless (i) Publisher pays to Representative the Refund Amount (as defined below) as of the date of sale or (ii) the third party assumes, pursuant to an agreement in form and substance reasonably satisfactory to Representative, Publisher's obligations under this agreement, Publisher guarantees the payment to Representative of the Refund Amount as of the date of sale, and Representative approves the transaction (which approval may not be unreasonably withheld).

               (c)  If Publisher shall at any time cease
publication of the Periodical without selling the assets of the Periodical to a third party, Publisher shall within 30 days thereafter pay Representative the Refund Amount as of the date publication ceased (but excluding any amount in the nature of interest provided for in section 8(e)).

               (d) If the rate base for the Periodical is less than 950,000 for any issue, within 30 days after publication of that issue Publisher shall pay to Representative the Refund Amount as of the date of payment (but if Publisher ceases publication of the Periodical within that thirty day period, the payment shall exclude any amount in the nature of interest provided for in section 8(e)).

               (e) The purchase price of the business and assets acquired by Representative from Publisher on the date of this agreement included the amount of $625,000 attributable to the right to sell national advertising for the Periodical, and the parties have agreed that, under certain circumstances, as described above, Representative shall be entitled to the return of all or a portion of that amount (less net amounts realized by Representative under this agreement), together with an amount in the nature of interest on that amount. The amount to which Representative shall be entitled is referred to above as the "Refund Amount," which, as of any date, shall be an amount equal to (i) $625,000 less an amount (the "Shortfall") equal to 60% of the excess of the total commissions paid to Representative under this agreement prior to that date over the total direct sales costs (i.e., commissions, promotion costs, travel and entertainment expenses) incurred by Representative solely in connection with the Periodical prior to that date, plus (ii) the sum of the amounts in the nature of interest that result from calculating an amount in the nature of interest through the last day of each calendar quarter after the date of this agreement, at the rate of 12.5% a year, on (x) the amount of the Shortfall as of the last day of that quarter plus (y) the total of the amounts in the nature of interest resulting from the calculation for all prior quarters.

               (f) Any Refund Amount payable to Representative under this section 8 shall be paid first by offsetting that amount against the next payments otherwise due under the promissory note delivered by Representative to Publisher pursuant to the Asset Purchase Agreement, and any excess amount shall be paid by Publisher to Representative by wire transfer or certified or bank check. Upon payment of any Refund Amount this agreement shall terminate immediately.

          9.   Confidentiality.

               (a)  Within 30 days after termination of
Representative's appointment as exclusive representative for the sale of national advertising, Representative shall return to Publisher all promotional materials, marketing or sales research, demographic studies and any and all other data or information pertaining to the Periodical.

               (b) Neither party shall at any time during or after the term of this agreement divulge to any third party any confidential information relating to the Periodical or to the relationship between Publisher and Representative.

          10.  Miscellaneous.

               (a) This agreement contains a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally.

               (b)  This agreement shall be governed by and
construed in accordance with the law of the State of Washington applicable to agreements made and to be performed in Washington.

               (c) The section headings of this agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.

               (d) All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally, sent by facsimile (with a copy by any other means permitted for the giving of notices under this agreement) or mailed by registered mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

               If to Publisher:

                    American Passage Media Corporation
                    401 Second Avenue West
                    Seattle, Washington 98119-4107
                    Attention: Gilbert Scherer, President
                    Fax:  (206) 281-5993

               If to Representative:

                    c/o Network Event Theater, Inc.
                    149 Fifth Avenue
                    New York, N.Y. 10010
                    Attention: Harlan D. Peltz, Chairman
                    Fax:  (212) 779-3241

                    (e)  If any provision of this agreement is
held to be invalid or unenforceable, the balance of this agreement shall remain in effect.

               (f) Representative may assign its rights under this agreement to (i) any subsidiary or affiliate of Representative, (ii) any purchaser of all or substantially all of the assets and business of Representative, or (iii) any other entity with the prior written consent of Publisher, provided that the assignee assumes (in a writing satisfactory in form and substance to Publisher) Representative's obligations under this agreement. No such assignment shall relieve Representative of its obligations under this agreement.

               (g) In any action brought to enforce or seek damages under this agreement, the prevailing party shall be entitled to recover from the losing party the attorneys' fees and all other costs and expenses reasonably incurred by it.

               (h) The failure of a party to insist upon strict adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.

               (i) Representative is an independent contractor and not a partner or joint venturer of Publisher. Nothing in this agreement shall be construed so as to create any of those relationships or to impose any liability as such on either party, or to grant either party the right to bind the other without the other's prior written consent.


                         AMERICAN PASSAGE MEDIA CORPORATION


                         By:  /s/ Gilbert Scherer
                              Gilbert Scherer
                              President and Chief Executive
                              Officer


                         AMERICAN PASSAGE MEDIA, INC.


                         By:  /s/ Harlan D. Peltz
                              Harlan D. Peltz
                              Chairman and Chief Executive
                              Officer